EX-23.3

CONSENT OF MILLER AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS




MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
7400 WEST 14TH AVENUE, SUITE 10                        TELEPHONE (303) 237-3077
LAKEWOOD, COLORADO 80215                               FACSIMILE (303) 232-4856
                                                       E-MAIL: rmccollom@ibm.net


We hereby consent to the use incorporated by reference in this Form S-3 of our report dated September 28, 2000, relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries included in the annual report Form 10-KSB for the fiscal year ended July 31, 2000.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


February 15, 2001



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